Exhibit 10.16

ADMINISTRATION AGREEMENT

This Administration Agreement (“Agreement”) dated and effective as of November 7, 2022, is by and between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “Administrator”), and PGIM PRIVATE CREDIT FUND, a Delaware statutory trust (the “Fund”).

WHEREAS, the Fund is a closed-end management investment company that has elected (or will elect) to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), has filed a registration statement on Form N-2 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to register and publicly offer its common shares under the Securities Act of 1933 (the “1933 Act”), as amended, and has filed (or will file) a registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the “1934 Act”) to register its common shares under the 1934 Act; and

WHEREAS, the Fund desires to retain the Administrator to furnish certain administrative services to the Fund, and the Administrator is willing to furnish such services, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.APPOINTMENT OF ADMINISTRATOR

The Fund hereby appoints the Administrator to act as administrator with respect to the Fund for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement.  The Administrator accepts such appointment and agrees to render the services stated herein.

2.DELIVERY OF DOCUMENTS

The Fund will promptly deliver to the Administrator copies of each of the following documents with respect to the Fund and all future amendments and supplements, if any:

a.The Fund’s Declaration of Trust and By-laws (“Governing Documents”);

b.	The Fund’s effective Registration Statement under the 1933 Act, when available, and all amendments and supplements thereto as in effect from time to time;
c.

Copies of the resolutions of the Board of Trustees of the Fund (the “Board”) certified by the Fund’s Secretary authorizing (1) the Fund to enter into this Agreement and (2) certain individuals on behalf of the Fund to (a) give instructions to the Administrator pursuant to this Agreement and (b) sign checks and pay expenses;

d.	Such other certificates, documents or opinions which the Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.
3.	REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

The Administrator represents and warrants to the Fund that:

a.	It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;
b.	It has the requisite power and authority to carry on its business in The Commonwealth of Massachusetts;
c.	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;
d.	No legal or administrative proceedings have been instituted or threatened which would materially impair the Administrator’s ability to perform its duties and obligations under this Agreement; and
e.	Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

4.REPRESENTATIONS AND WARRANTIES OF THE FUND

The Fund represents and warrants to the Administrator that:

a.	It is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, organization or incorporation, as applicable;
b.	It has the requisite power and authority under applicable laws and by its Declaration of Trust and By-laws to enter into and perform this Agreement;
c.	All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;
d.

It has elected, or will elect, to be regulated as a business development company under the 1940 Act and it has elected, or will elect, to be treated for federal income tax purposes, and intends to qualify annually thereafter, as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”);

e.	The Registration Statement has been or will be filed by the Fund and is or will become effective and, once effective, will remain in effect, or will be replaced by a new registration statement covering the Fund’s common shares, during the term of this Agreement;

f.	As of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Fund offers or sells its shares have been made; and
g.	As of the close of business on the date of this Agreement, the Fund is authorized to issue shares of beneficial interest.
h.	No legal or administrative proceedings have been instituted or threatened which would impair the Fund’s ability to perform its duties and obligations under this Agreement;
i.	Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it; and
j.

Where information provided by the Fund or the Fund’s Investors includes Personal Information (as defined in Section 20 below), the Fund represents and warrants that it has obtained all consents and approvals, as required by all applicable laws, regulations, by-laws and ordinances that regulate the collection, processing, use or disclosure of Personal Information, necessary to disclose such Personal Information to the Administrator, and as required for the Administrator to use and disclose such Personal Information in connection with the performance of the services hereunder. The Fund acknowledges that the Administrator may perform any of the services, and may use and disclose Personal Information outside of the jurisdiction in which it was initially collected by the Fund, including the United States, and that information relating to the Fund (including Personal Information), to the extent necessary to perform the services under this agreement and otherwise as required by law or regulation, may be accessed by national security authorities, law enforcement and courts.  The Administrator shall be kept indemnified by and be without liability to the Fund for any action taken or omitted by it in reliance upon this representation and warranty, including without limitation, any liability or costs in connection with claims or complaints for failure to comply with any applicable law that regulates the collection, processing, use or disclosure of Personal Information.

5.	ADMINISTRATION SERVICES

The Administrator shall provide the services as listed on Schedule A, subject to the authorization and direction of the Fund and, in each case where appropriate, the review and comment by the Fund’s independent accountants and legal counsel and in accordance with procedures which may be established from time to time between the Fund and the Administrator.

The Administrator shall perform such other services for the Fund that are mutually agreed to in writing by the Administrator and Fund from time to time, for which the Fund will pay such fees as may be mutually agreed upon, in writing, from time to time, including the Administrator’s reasonable out-of-pocket expenses.  The provision of such services shall be subject to the terms and conditions of this Agreement.

The Administrator shall provide, at its expense, unless otherwise agreed in a fee schedule, the office facilities and the personnel determined by it to perform the services contemplated herein.

6.	COMPENSATION OF ADMINISTRATOR; EXPENSE REIMBURSEMENT; FUND EXPENSES

The Administrator shall be entitled to reasonable compensation for its services and expenses, as agreed upon from time to time in writing between the Fund and the Administrator.

The Fund agrees promptly to reimburse the Administrator for any equipment and supplies specially ordered by or for the Fund through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Fund’s behalf or at the Fund’s request or with the Fund’s consent.

The Fund acknowledges and agrees that the Fund will bear all expenses that are incurred in the operation of the Fund and not specifically assumed by the Administrator.  For the avoidance of doubt, Fund expenses not assumed by the Administrator include, but are not limited to:  organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel’s review of the Registration Statement, Form 8-K, Form 10-K, Form 10-Q, proxy materials, federal and state tax qualification as a regulated investment company and other notices, registrations, reports, filings and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Fund directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Fund; investment management fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation (e.g., typesetting, XBRL-tagging, page changes and all other print vendor and EDGAR charges, collectively referred to herein as “Preparation”), printing, distribution and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director/trustee or employee of the Fund; costs of Preparation, printing, distribution and mailing, as applicable, of the Fund’s Registration Statements and any amendments and supplements thereto and shareholder reports; cost of Preparation and filing of the Fund’s tax returns, Registration Statement, Form 8-K, Form 10-K, Form 10-Q and proxy materials and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; the cost of fidelity bond and D&O/E&O liability insurance; and the cost of independent pricing services used in computing the Fund(s)’ net asset value.

7.INSTRUCTIONS AND ADVICE

At any time, the Administrator may apply to any officer of the Fund or his or her designee for instructions or the independent accountants for the Fund, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement.  The Administrator shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

The Administrator shall not be liable, and shall be indemnified by the Fund, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons.  The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Fund.  Nothing in this section shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

8.LIMITATION OF LIABILITY AND INDEMNIFICATION

The Administrator shall be responsible for the performance only of such duties as are set forth in this Agreement and, except as otherwise provided under Section 14, shall have no responsibility for the actions or activities of any other party, including other service providers.  The Administrator shall have no liability in respect of any loss, damage or expense suffered by the Fund insofar as such loss, damage or expense arises from the performance of the Administrator’s duties hereunder in reliance upon records that were maintained for the Fund by entities other than the Administrator prior to the Administrator’s appointment as administrator for the Fund.  The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder except to the extent solely caused by or resulting from the negligence, fraud, or willful misconduct of the Administrator, its officers or employees.  The Administrator shall not be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys’ fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder, each of which is hereby excluded by agreement of the parties regardless of whether such damages were foreseeable or whether either party or any entity had been advised of the possibility of such damages.  In any event, the Administrator’s cumulative liability for each calendar year (a “Liability Period”) with respect to the services performed under this Agreement regardless of the form of action or legal theory shall be limited to its total annual compensation earned and fees payable hereunder during the preceding Compensation Period, as defined herein, for any liability or loss suffered by the Fund.  “Compensation Period” shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to the Administrator’s liability for that period have occurred.  Notwithstanding the foregoing, the Compensation Period for purposes of calculating the annual cumulative liability of the Administrator for the Liability Period commencing on the date of this Agreement and terminating on December 31, 2022 shall be the date of this Agreement through December 31, 2022, calculated on an annualized basis, and the Compensation Period for the Liability Period commencing January 1, 2023 and terminating on December 31, 2023 shall be the date of this Agreement through December 31, 2022, calculated on an annualized basis.

The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

The Fund shall indemnify and hold the Administrator and its directors, officers, employees and agents harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator’s acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Fund or upon reasonable reliance on information or records given or made by the Fund or the Fund’s investment manager, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own fraud, negligence, or willful misconduct.

The limitation of liability and indemnification contained herein shall survive the termination of this Agreement.

9.CONFIDENTIALITY AND USE OF DATA

9.1Confidentiality

9.1.1Subject to Section 9.2 and Section 9.3, Confidential Information will not be disclosed by the Receiving Party to any third party without the prior consent of the Disclosing Party.

9.1.2Except as expressly contemplated by this Agreement, nothing in this Section 9 will limit the confidentiality and data-protection obligations of the Administrator and its Affiliates under this Agreement and Law applicable to the Administrator.

9.2Use of Confidential Information and Data

9.2.1Subject to this Section 9.2 and Section 9.3, all Confidential Information, including Data, will be used by the Receiving Party solely for the purpose of providing or receiving services, as applicable, pursuant to this Agreement or otherwise discharging its obligations under this Agreement.

9.2.2The Administrator and its Affiliates may use Data to develop, publish or otherwise distribute to third parties certain investor behaviour “indicators” or “indices” that represent broad trends in the flow of investment funds into various markets, sectors or investment instruments (collectively, the “Indicators”), but only so long as (i) the Data is combined or aggregated with (A) information relating to other customers of the Administrator and/or (B) information derived from other sources, in each case such that the Indicators do not allow for attribution to or identification of such Data with the Fund, (ii) the Data represents less than a statistically meaningful portion of all of the data used to create the Indicators and (iii) the

Administrator publishes or otherwise distributes to third parties only the Indicators and under no circumstance publishes, makes available, distributes or otherwise discloses any of the Data to any third party, whether aggregated, anonymized or otherwise, except as expressly permitted under this Agreement.

9.2.3The Fund acknowledges that the Administrator may seek and realize economic benefit from the publication or distribution of the Indicators.

9.3Disclosure of Confidential Information and Data

9.3.1The Receiving Party may disclose the Disclosing Party’s Confidential Information without the Disclosing Party’s consent to its attorneys, accountants, auditors, consultants and other similar advisors that have a reasonable need to know such Confidential Information (“Representatives”), provided such Confidential Information is disclosed under obligations of confidentiality that prohibit the disclosure or use of such Confidential Information by the Representatives for any purpose other than the specific engagement with the Receiving Party for which the Representative has been retained and that are otherwise no less restrictive than the confidentiality obligations contained in this Agreement. The Parties acknowledge that use of Confidential Information by a Representative to represent its other clients in dealing with the Disclosing Party would constitute a breach of this Section 24.3.  Where the Administrator is the Receiving Party, “Representatives” will include its Affiliates and Service Providers (as defined below).

9.3.2The Administrator may disclose and permit use (as applicable) of Confidential Information of the Fund without the Fund’s consent:

9.3.2.1

to its Affiliates and any of its third-party agents and service providers (“Service Providers”) in connection with the provision of services, the discharge of its obligations under this Agreement or the carrying out of any Proper Instruction, including in accordance with the standard practices or requirements of any Financial Market Utility or in connection with the settlement, holding or administration of Cash, Securities or other instruments;

9.3.2.2

to its Affiliates in connection with the management of the businesses of the Administrator and its Affiliates, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management and marketing.

Where possible, such Confidential Information must be disclosed under obligations of confidentiality or in a manner consistent with industry practice.

9.3.3Each Party may store Confidential Information with third-party providers of information technology services, and permit access to Confidential Information by such providers as reasonably necessary for the receipt of cloud computing and storage services and related hardware and software maintenance and support. Such Confidential Information must be disclosed under obligations of confidentiality.

9.3.4The Receiving Party may disclose the Disclosing Party’s Confidential Information or portions thereof:  (i) to comply with any legal requirement (including in response to court-issued orders, investigative demands, subpoenas or similar processes), (ii) to respond to a request by any governmental or regulatory body with authority over the Disclosing Party, (iii) as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Administrator or its Affiliates to employ or which is required in connection with the holding or settlement or instruments included in the assets subject to this Agreement, or (iv) to satisfy the requirements of any applicable regulatory authority.

9.3.5Each party acknowledges that the disclosure to any non-authorized third party of Confidential Information or the use of Confidential Information in breach of this Agreement, may immediately give rise to continuing irreparable injury inadequately compensable in damages at law, and in such cases the Receiving Party agrees to waive any defense that an adequate remedy at law is available if the Disclosing Party seeks to obtain injunctive relief against any such breach or any threatened breach.

9.3.6Each party will be responsible for any use or disclosure of Confidential Information of the Disclosing Party in breach of this Agreement by its Representatives as though such party had used or disclosed such Confidential Information itself

9.3.7In no event will the Administrator allow representatives of its asset management division or Affiliates engaged in asset management to have access to or to use Confidential Information of the Fund, including Data.

9.4Definitions

9.4.1For purposes of this Section 9, “Confidential Information” means all information provided by or on behalf of a party (the “Disclosing Party”) to the other party (the “Receiving Party”), or collected by a Receiving Party, under or pursuant to this Agreement that is marked “confidential”, “restricted”, “proprietary” or with a similar designation, or that the Receiving Party knows or reasonably should know is confidential, proprietary or a trade secret.  The terms and conditions of this Agreement (including any related fee schedule or arrangement) and any Fees will be treated as Confidential Information as to which each party is a Disclosing Party.  Confidential Information will not include information that: (i) is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement: (ii) was known to the Receiving Party (without an obligation of confidentiality) prior to its disclosure; (iii) is independently developed by the Receiving Party without the use of other Confidential Information; (iv) is rightfully obtained on a non-confidential basis from a third-party source.

9.4.2For purposes of this Section 9, “Affiliate” means, with respect to any person, any other person Controlling, Controlled by, or under common Control with, such person at the time in question. For these purposes. “Control” and its derivatives “Controlled” and “Controlling” mean, with regard to any person:  (i) the legal or beneficial ownership, directly or indirectly, of fifty percent (50%) or more of the issued share capital or capital stock of that person (or other ownership interest, if not a corporation); (ii) the ability to control, directly or indirectly, fifty per cent (50%) or more of the voting power in relation to that person; or (iii) the legal power to direct or cause the direction of the general management and policies of that person, provided that where Control is being determined with respect to a person that is a limited partnership, Control shall be determined by reference to the satisfaction of any of the above tests with respect to the general partner of the limited partnership.

9.4.3For purposes of this Section 9, “Data” means any Confidential Information of the Fund relating to its holdings, transactions or other information that the Administrator obtains with respect to the Fund or a fund in connection with the provision of services under this Agreement or any other agreement.

9.5Survival.  The provisions of this Section 9 (Confidentiality and Use of Data) are continuing obligations and will survive termination of this Agreement for any reason.

10.RESERVED

11.COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

The Fund assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Fund shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request except as otherwise provided in Section 13.  The Administrator further agrees that all records that it maintains for the Fund pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above.  Records may be surrendered in either written or machine-readable form, at the option of the Administrator.  In the event that the Administrator is requested or authorized by the Fund, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Fund by state or federal regulatory agencies, to produce the records of the Fund or the Administrator’s personnel as witnesses or deponents, the Fund agrees to pay the Administrator for the Administrator’s time and expenses, as well as the fees and expenses of the Administrator’s counsel incurred in such production.

12.SERVICES NOT EXCLUSIVE

The services of the Administrator are not to be deemed exclusive, and the Administrator shall be free to render similar services to others.  The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the

Fund from time to time, have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund.

13.EFFECTIVE PERIOD AND TERMINATION

This Agreement shall remain in full force and effect for an initial term ending November 4, 2025 (the “Initial Term”).  After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms (each, a “Renewal Term”) unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.  During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days’ written notice of such breach, or (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction.  Upon termination of this Agreement pursuant to this paragraph, the Fund shall pay the Administrator its compensation due and shall reimburse the Administrator for its costs, expenses and disbursements.

In the event of: (i) the Fund’s termination of this Agreement for any reason other than as set forth in the immediately preceding paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Administrator is not retained to continue providing services hereunder to any Fund (or its respective successor), the Fund shall pay the Administrator its compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by Administrator with respect to the Fund) and shall reimburse the Administrator for its costs, expenses and disbursements.  Upon receipt of such payment and reimbursement, the Administrator will deliver the Fund’s records as set forth herein.  For the avoidance of doubt, no payment will be required pursuant to clause (ii) of this paragraph in the event of any transaction such (a) the liquidation or dissolution of the Fund and distribution of the Fund’s assets as a result of the Board’s determination in its reasonable business judgment that the Fund is no longer viable (b) a merger of the Fund into, or the consolidation of the Fund with, another entity, or (c) the sale by the Fund of all, or substantially all, of the Fund’s assets to another entity, in each of (b) and (c) where the Administrator is retained to continue providing services to the Fund (or its respective successor) on substantially the same terms as this Agreement.

14.DELEGATION

(a)The Administrator shall have the right, without the consent or approval of the Fund, to employ agents, subcontractors, consultants and other third parties, whether affiliated or unaffiliated, to provide or assist it in the provision of any part of the services stated herein other than services required by applicable law to be performed by the Administrator (each, a “Delegate” and collectively, the “Delegates”), without the consent or approval of the Fund.  The Administrator shall be responsible for the services delivered by, and the acts and omissions of, any such Delegate as if the Administrator had provided such services and committed such acts and omissions itself.  Unless otherwise agreed in a fee schedule, the Administrator shall be responsible for the compensation of its Delegates.

(b)The Administrator will provide the Fund with information regarding its global operating model for the delivery of the services on a quarterly or other periodic basis, which information shall include the identities of Delegates affiliated with the Administrator that perform or may perform parts of the services, and the locations from which such Delegates perform services, as well as such other information about its Delegates as the Fund may reasonably request from time to time.

(c)Nothing in this Section 14 shall limit or restrict the Administrator’s right to use affiliates or third parties to perform or discharge, or assist it in the performance or discharge, of any obligations or duties under this Agreement other than the provision of the services.

15.INTERPRETIVE AND ADDITIONAL PROVISIONS

In connection with the operation of the Agreement, the Administrator and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement.  Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the Fund’s Governing Documents.  No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of the Agreement.

16.NOTICES

Any notice, instruction or other instrument required to be given hereunder will be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following address or such other address as may be notified by any party from time to time:

If to the Fund:

PGIM PRIVATE CREDIT FUND

655 Broad Street,

Newark, NJ 07102-4410

Attn:  Claudia DiGiacomo, Esq.

Telephone: (973) 802-5032

Email: Claudia.digiacomo@prudential.com

If to the Administrator:

STATE STREET BANK AND TRUST COMPANY

State Street Financial Center

One Lincoln Street

Boston, MA 02111-2900

Attention: James Smith, Managing Director

Telephone: (617) 662-4938

with a copy to:

STATE STREET BANK AND TRUST COMPANY

Legal Division – Global Services Americas

One Lincoln Street

Boston, MA  02110

Attention:  Senior Vice President and Senior Managing Counsel

17.AMENDMENT

This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

18.ASSIGNMENT

The terms of this Agreement are binding on the parties’ representatives, successors and permitted assigns, and any rights or obligations under this Agreement may not be assigned or transferred by a party without the prior written consent of the other party.  However, in the event that either party becomes insolvent or otherwise subject to a bankruptcy, receivership, conservatorship, administration or equivalent, then such party will have the right to transfer its rights and obligations under this Agreement to any entity to which the party transfers its business and assets and the other party irrevocably consents to such transfer.

19.SUCCESSORS

This Agreement shall be binding on and shall inure to the benefit of the Fund and the Administrator and their respective successors and permitted assigns.

20.DATA PROTECTION

The Administrator shall implement and maintain a comprehensive written information security program that contains appropriate security measures to safeguard the personal information of the Fund’s shareholders, employees, directors and/or officers that the Administrator receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder.  For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) driver’s license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account.  Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

21.INTERNAL CONTROLS REVIEW AND REPORT

The Administrator will retain a firm of independent auditors to perform an annual review of certain internal controls and procedures employed by the Administrator in provision of the services hereunder and issue a standard Systems and Organizational Controls 1 Report or equivalent report based on such review.  The Administrator will provide a copy of the report to the Fund upon request.

22.ENTIRE AGREEMENT

This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes and terminates, as of the date hereof, all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

23.WAIVER

The failure of a party hereto to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise or any other right or remedy.  Any waiver must be in writing signed by the waiving party.

24.SEVERABILITY

If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

25.GOVERNING LAW

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws rules.

26.REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, xerographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

27.COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.  Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

PGIM PRIVATE CREDIT FUND

By:	/s/ Christian J. Kelly
Name:	Christian Kelly
Title:	Principal Financial Officer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ James F. Smith
Name:	James F. Smith
Title:

ADMINISTRATION AGREEMENT

SCHEDULE A

LIST OF SERVICES

1.	Accounting Services as described in Schedule A1 attached hereto;
2.	Treasury Services as described in Schedule A2 attached hereto;

Schedule A1

Accounting Services

a.

Coordinate the annual audit and quarterly reviews of the Fund’s financial statements by the Fund’s independent accountants, including the preparation of supporting audit work papers and other schedules.

b.

Assist with the valuation of the Fund’s portfolio securities, as reasonably requested by the Fund’s investment adviser and agreed to by the Administrator, utilizing prices obtained from sources designated by the Fund in a pricing authorization matrix to be provided to the Administrator in connection with the valuation policies and procedures adopted by the Board.

c.

Provide sub-certificates in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 with respect to the services provided by the Administrator and, as reasonably requested by the Fund’s investment adviser and agreed to by the Administrator, prepare internal controls documentation relating to activities performed by the Administrator and coordinate compliance with the Sarbanes-Oxley Act of 2002 with the Fund’s independent accountants.

d.	Provide periodic certifications and reasonable documentation to the Chief Compliance Officer of the Fund in connection with Rule 38a-1 of the 1940 Act.
e.	Maintain certain books and records of the Fund as required under Rule 31a-1(b) of the 1940 Act, as may be mutually agreed upon.
f.

Consult with the Fund’s officers, independent accountants, legal counsel, custodian, fund accountant, distributor, and transfer agent to the extent requested by the Fund in connection with the Fund’s establishment of the accounting policies of the Fund.

g.

Process trade files transmitted by the Fund on trade-date +1, subject to timely receipt by Administrator of necessary information. The trade files from the Fund will include security identifier, quantity, price, and other pertinent information required to process each trade.

h.

Calculate final month-end Net Asset Value (“NAV”), including supporting schedules and trial balances, for the Fund, timing of delivery to be agreed upon by the Fund and Administrator and subject to the timely receipt by Administrator of necessary information from third parties.

i.	Reconcile the Fund’s cash, loan investments and securities holdings (as applicable) with the records of the Fund’s custodian.

j.

Prepare and provide monthly calculation of management and incentive fees and other items necessary to calculate Fund distributions and income allocations in accordance with the applicable investment advisory or operating agreement, book accruals for legal, accounting and any other third party fees and expenses as required and as directed by the Fund.  Calculate monthly indicative NAV for the Fund based solely on information provided by the Fund or as otherwise directed. The timing of delivery of such calculations will be agreed upon by the Administrator and the Fund and is subject to the timely receipt by the Administrator of necessary information from the Fund and authorized third parties.

k.

Prepare for the review by designated officer(s) of the Fund financial information for financial reports (e.g., financial statements, schedules and notes) required to be included in and filed with the SEC as part of or in connection with the Fund’s annual reports on Form 10-K, quarterly reports on Form 10-Q, annual shareholder reports, and other periodic reports (as mutually agreed).

l.	Adhere to US GAAP except as otherwise directed by the Fund.
m.	Host the annual audit at the Fund’s offices, if requested; prepare and/or gather supporting documentation for audit review; and follow-up on questions and requests for additional information.
n.

Perform such other accounting, and related services as the Fund may, from time to time, reasonably requested and as agreed upon from time to time by the Fund and the Administrator, including requests relating to compliance with GAAP, the Internal Revenue Code, the American Institute of Certified Public Accountants Audit and Accounting Guide for Investment Companies, Regulation S-X, and any other applicable laws.

Schedule A2

Treasury Services

a.

Prepare for the review by designated officer(s) of the Fund financial information regarding the Fund(s) that will be included in the Fund’s semi-annual and annual shareholder reports, and other quarterly reports (as mutually agreed upon), including tax footnote disclosures where applicable.

b.	Coordinate the audit of the Fund’s financial statements by the Fund’s independent accountants, including the preparation of supporting audit workpapers and other schedules.
c.	Prepare for the review by designated officer(s) of the Fund financial information required by Form N2, proxy statements and such other reports, forms or filings as may be mutually agreed upon.
d.

Prepare for the review by designated officer(s) of the Fund annual fund expense budgets, perform accrual analyses and roll-forward calculations and recommend changes to fund expense accruals on a periodic basis, arrange for payment of the Fund’s expenses, review calculations of fees paid to the Fund’s investment adviser, custodian, fund accountant, distributor and transfer agent, and obtain authorization of accrual changes and expense payments.

e.

Provide periodic testing of the Fund with respect to compliance with the Internal Revenue Code’s mandatory qualification requirements, the requirements of the 1940 Act and limitations for the Fund contained in the Registration Statement for the Fund as may be mutually agreed upon, including quarterly compliance reporting to the designated officer(s) of the Fund as well as preparation of Board compliance materials.

f.

Prepare and furnish total return performance information for the Fund, including such information on an after-tax basis, calculated in accordance with applicable U.S. securities laws and regulations, as may be reasonably requested by the Fund.

g.	Prepare and disseminate vendor survey information.
h.	Prepare and coordinate the filing of Rule 24f-2 notices, including coordination of payment.
i.	Maintain certain books and records of the Fund as required under Rule 31a-1(b) of the 1940 Act, as may be mutually agreed upon.